Exhibit 10.9
Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan Terms and Conditions of Awards
Founders Grants
April 1, 2022

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Introduction
The following describes the terms and conditions of the awards granted under the Embecta Corp. Long-Term Incentive Program. All awards are subject to the terms of the Embecta Corp. 2022 Employee and Director Equity-Based Compensation Plan (referred to herein as the Plan), the terms of which are hereby incorporated by reference.
These terms and conditions should be read together with the Plan and the related Prospectus that accompany this document. The Prospectus includes important information, including the U.S. federal tax consequences of the awards. In the event of any inconsistency between these terms and conditions and the terms of the Plan, the terms of the Plan will control. Any capitalized term used in these terms and conditions that is not defined will have the same meaning as in the Plan.
Stock Appreciation Rights
11.Vesting Period. Except as provided below, SARs vest on the third anniversary of the grant date. SARs may be exercised at any time, in whole or in part, to the extent then vested.
12.Exercise of SARs. Upon exercise of a SAR, you will receive shares of Embecta common stock having a value equal to the difference between the Embecta stock price at the time of exercise and the exercise price of the SAR.
13.Term. SARs expire ten (10) years from the grant date, unless terminated sooner as provided below.
14.Termination. The following provisions will apply in the event your employment with Embecta terminates.
(a)Termination for Cause. In the event of your termination for Cause, the SARs will be forfeited.
(b)Voluntary Termination or Involuntary Termination Without Cause. Upon your voluntary termination (other than for Retirement, which is described below) or involuntary termination without Cause, the SARs will be exercisable for a period of three months following termination, but only to the extent the SARs were vested at the time of termination. If you die within three months after such termination, the SARs may be exercised by your estate (or by any person who acquires the right to exercise the SARs by reason of your death) at any time within one year after your death to the extent the SARs were vested at the time your employment terminated. In no event, however, may the SARs be exercised after their expiration date.
(c)Retirement or Disability. If your employment terminates by reason of Retirement or Disability, the SARs will become fully vested and exercisable and otherwise remain in full force and effect in accordance with their terms.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

15.Death. If your employment terminates by reason of death, the SARs will become fully vested and may be exercised by your estate (or by any person who acquires the right to exercise the SARs by reason of your death), and the SARs will otherwise remain in full force and effect in accordance with their terms.
Time-Vested Restricted Stock Units
16.Rights of Holder. Each Time-Vested Restricted Stock Unit (TVU) entitles you to receive one share of Embecta common stock upon the vesting of the TVU.
17.Vesting Period. Except as provided below, a TVU award will vest on the third anniversary of the grant date.
18.No Dividend Equivalent Rights. No dividend equivalent rights will be granted with respect to a TVU award.
19.Termination of Employment. The following provisions will apply in the event your employment with Embecta terminates.
(a)Involuntary Termination Without Cause, Voluntary Termination or Termination for Cause. In the event of your involuntary termination without cause, voluntarily termination of employment with Embecta (other than Retirement) or termination of employment for Cause, you will forfeit any unvested TVUs.
(b)Retirement, Death or Disability. In the event your employment terminates due to your Retirement, death or Disability, any unvested TVUs will become fully vested.
110.Distribution of Shares. Any shares that are issuable under a TVU award will be distributed as soon as practicable following vesting. However, if your employment terminates prior to a scheduled vesting date due to Retirement or Disability and you were a specified employee at the end of the prior calendar year, the distribution of the award may be delayed for a period of six months following your separation from service.
Withholding Taxes
As authorized by the Plan, Embecta may withhold from any distribution of shares under any award a sufficient number of whole shares to provide for the payment of any taxes required to be withheld with respect to such distribution.
Administration of the Plan
Any shares that become distributable to you under an award will be deposited in an account maintained for you with Morgan Stanley. While Embecta will endeavor to cause such shares to be distributed to you as soon as practicable after they become issuable, Embecta will not be responsible for any delay in such distribution. Subject to certain exceptions, you will automatically be enrolled in dividend reinvestment with respect to these shares unless and until

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

you notify Morgan Stanley that you wish to receive your dividends in cash. For more information regarding your account, including information regarding Morgan Stanley’s fees and selling commissions, please contact the Office of the Corporate Secretary at [_______] or consult the Morgan Stanley website at https://www.stockplanconnect.com.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.

Additional Terms
111.Neither the Plan nor any award granted to you under the Plan gives you any right to continued employment with Embecta or any Embecta affiliate, or shall interfere in any way with any right of Embecta or any Embecta affiliate to terminate your employment. Both the existence of the Plan, and the awards granted under the Plan, are entirely discretionary by Embecta, and you should not consider any award as any indication of future action by Embecta. Embecta retains the right to terminate the Plan or to preclude your future participation in the Plan at any time, in its sole discretion.
112.Any award issued under this Policy is subject to Embecta’s Policy Regarding the Recovery of Compensation, as the same may be subsequently amended. This policy can be found in the Policy Manual on the Embecta intranet.
113.By accepting any Award issued under the Plan, you agree, understand, and acknowledge that you shall be bound by, and shall abide by the Restrictive Covenants, if any, set forth in any agreement with Embecta that applies to your Award under the Plan.
114.“Change in Control” shall have the meaning set forth in the Plan. If upon a Change in Control of Embecta, your employment is terminated involuntarily without cause (or you voluntarily terminate your employment for Good Reason) within two years of such Change in Control, all awards will become fully vested and exercisable, and any restrictions applicable to any award will automatically lapse. In certain cases, the distribution of shares to certain associates in Job Groups 7, 7+, 8 and 9 in connection with a Change in Control will be delayed for a period of six months.
115.If you are a U.S. employee, “Retirement” means a Separation of Service on or after attainment of your “Early Retirement Date” or “Normal Retirement Date”, as such terms are defined in the Plan. If you are a non-U.S. employee, “Retirement” means retirement from Embecta at a time when you are entitled to the current receipt of benefits under any retirement plan maintained by Embecta or any Embecta affiliate, or by any government entity (provided, in the case of a plan maintained by a government entity, you are at least 55 years old with at least five years of service).
116.No fractional shares will be issued in connection with any award. Any fractional shares otherwise issuable under an award will be rounded up to the nearest whole share.
117.All awards issued under the Plan are nontransferable, other than by will or the laws of descent and distribution. Any shares issued pursuant to an award will only be transferable in accordance with applicable law and Embecta policies.
118.An award does not represent an equity interest in Embecta. You will not have any rights of a shareholder of Embecta with respect to any award until shares have been delivered to you pursuant to the award.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT ARE REGISTERED UNDER THE SECURITIES ACT OF 1933
Embecta Corp.
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